Exhibit 10.8

                             JOINT VENTURE CONTRACT
                                       OF
                         PACIFIC DRAGON FERTILIZERS LTD.
                                    June 2004

                          Chapter 1 General provisions

Article 1
In January 1994, in accordance with "Law of the People's Republic of China on Economic Contract Involving Foreign Interest ", "Law of the People's Republic of China on Chinese-Foreign Contractual Joint Venture", "The Law of the People's Republic of China on Patent" and other relevant PRC laws and regulations, and based on the principle of equality and mutual benefit and mutual negotiation, Harbing Yin Long Industry Ltd. hereinafter referred to as Party A(pound)(C), Beijing Taiming Applied Technology Institute, and Cathay-Pacific Enterprises Ltd. of Canada entered into the Contractual Joint Venture Contract for the Pacific Dragon Fertilizers Ltd. and Articles of Association of Pacific Dragon Fertilizers Ltd. upon sufficient and friendly negotiation. The parties agreed to invest and establish the Pacific Dragon Fertilizers Ltd. (hereinafter referred as to JV) to produce and operate "LvLingBao" a highly concentrated combined fertilizer in Harbin City, Heilongjiang Province, China. Then, the JV obtained Approval Certificate for Foreign-funded Enterprise on May 3, 1994 and completed registration with the administration for industrial and commerce as well.

On June 8, 2004, "the Agreement on Transfer of Capital Contributions and Profit Sharing Rights" was entered into by and among China Tailong Holding Co., Ltd. (hereinafter referred as to Party B); Party A; and Beijing Taiming Applied Technology Institute, Cathay--Pacific Enterprises Ltd. According to this "Agreement", Cathay--Pacific Enterprises Ltd. transfers all the capital contribution it invested in the JV (30%), and the profit sharing right (49%) of the JV to Party B; Beijing Taiming Applied Technology Institute transfers all the capital contribution it invested (27%) in JV and profit sharing right (10%) of the JV to Party B; Party A transfers its 33% capital and 31% profit sharing right of the JV to Party B; Party B accepts these transferred contributions and profit sharing right.

After the said transfer, Neither Cathay--Pacific Enterprises Ltd. nor Beijing Taiming Applied Technology Institute have any capital contribution or any right or interest in the JV. Party A owns 10% capital contribution and profit sharing right of the JV, Party B owns 90% capital contribution and profit sharing right of the JV. At the same time, the JV's former Joint Venture Contract and Articles of Association should be terminated.


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In  accordance  with the "Law of the People's  Republic of China on Equity Joint
Ventures", and its "Implementing Regulations" and other relevant PRC laws and regulations on the other hand, Party A and Party B, adhering to the principles of equality and mutual benefit and through friendly negotiations, therefore agree to formulate this Joint Venture Contract and both parties shall continue to operate the JV as an equity joint venture.

                                Chapter 2 Parties

Article 2 Parties
Party A: Harbin Yin Long Industry Ltd.,
Legal address: 192 Changchun Street, Harbin, Heilongjiang Province, China. Legal representative: Yu Chang Position: Board Chairman
Post code: 150020  Tel: (0451)82627769
Fax: (0451)82627769

Party B: China Tailong Holdings JV Limtied
Legal address: Flat/RM 808, 8/F Tung Ying Bldg 100 Nathan Rd Tsim Sha Tsui, KL
Legal representative: Yu Chang    Position: Board Chairman
Nationality: China
Tel: (00852)65252022
Fax: (00852)65252022


              Chapter 3 Establishment of the Joint Venture Company

Article 3 In accordance with the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures, its Rules for Implementation, and other relevant Chinese laws and regulations, both parties of the JV agree to continue the operation of Pacific Dragon Fertilizers Ltd. The legal address of the JV is at Yifayuan, Haping Road, Harbin, Heilongjiang province. The Postcode is 150069 and the telephone number is (0451) 86664289.

Article 4 All activities of the JV shall comply with the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 5 The Organization form of the JV is a limited liability company. The profits, risks and losses of the JV shall be shared by the two parties in line with the proportion specified in Article 12 of Chapter 5 of this contract.



        Chapter 4 The Purpose, Scope and Scale of Production and Business

Article 6 The goals of the parties to the JV are to introduce foreign investment and scientific management methods, adopt advanced and appropriate technology available in China for the production of Lvlingbao, a highly-condensed organic compound fertilizer, so as to tap the potential in Chinese and overseas markets and bring satisfactory economic and social benefits.


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Article  7 The  business  scope  of  the  JV  is  to  produce  and  sell  liquid fertilizers.

Article 8 The annual production and sales volume of the JV is 2,500 tons. The JV may extend its production to other regions in the Heilongjiang province and China when conditions are mature.



Chapter 5 Total Investment,  Registered Capital,  Each Party's Contributions and
                         Portion of Profit Distribution

Article 9 The total investment of the JV is US$ 500,000 (approximately RMB 4.35 million).

Article 10 The registered  capital of the JV is US$ 500,000  (approximately  RMB
4.35 million).

Article 11 Each party's contributions

Party A: US$ 50,000 (approximately RMB 435,00), accounting for 10% of the registered capital.

Party B: US$ 450,000 (approximately RMB 3.915 million), accounting for 90% of the registered capital.

Article 12 Portion of profit distribution

90% of the after-tax profit of the JV shall be distributed to Party B and the remaining 10% shall go to Party A.

Article 13 Any changes in the registered capital or transfer of the investment of either party shall be subject to the approval of the board of directors. Without the approval of the board of directors, neither party to the JV shall assign part or all of his investment subscribed to the other party or/and a third party or dispose of part or all of his investment subscribed in any other way. When one party to the JV assigns all or part of his investment, it shall apply to the original examination and approval authority for approval and change its registration with the company registration authority. The other party shall have the preemptive right to buy the investment to be assigned.



               Chapter 6 Responsibilities of Each Party to the JV

Article 14 Party A and Party B shall be respectively responsible for the following matters:


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Responsibilities of Party A:

(1) Applying to relevant authorities of China for registration change, approval and business license;
(2)      Assisting the JV in recruiting Chinese employees;
(3) Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures;
(4)      Responsible for handling other matters entrusted by the JV.

Responsibilities of Party B:

(1) Providing the legal documents and other credentials necessary for the application of approval and registration to Party A in a timely manner;
(2) Selling the products of the JV in China and exploiting the overseas market;
(3)      Responsible for handling other matters entrusted by the JV.

                          Chapter 7 Selling of Products

Article 15 The products of the JV shall be sold both on the Chinese and the overseas markets. At present, they shall be sold mainly on the Chinese market.

Article 16 The JV's products to be sold in China may be sold by the JV directly, resold by the distributors in China, or promoted through the promotion and sales network of of the Agricultural Department of Heilongjiang in the province.

Article 17 Products may be sold on overseas markets through the following channels:

(1) The JV may entrust Chinese foreign trade companies to sell the products;
(2)      The JV may entrust Party B to sell its products;
(3)      The JV may directly sell its products.



                        Chapter 8 The Board of Directors

Article 18 The date of registration of the JV shall be the date of the establishment of the board of directors of the JV.

Article 19 The board of directors is composed of three directors, of which one shall be appointed by Party A, two by Party B. The chairman of the board shall be appointed by Party B, and the vice-chairman shall be appointed by Party A. The term of office for the directors, chairman and vice-chairman is five years. Their term of office may be renewed if continuously appointed by the relevant party.

Article 20 The highest authority of the JV shall be its board of directors. It shall decide all major issues. Unanimous approval shall be required for any decisions concerning any of the following major issues:


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(1)      Amendment to the Article of Association of the JV;
(2)      Termination and dissolution of the JV;
(3)      Increase or transfer of the registered capital of JV;
(4)      Merger of the JV with other economic organizations;
(5) Annual financial accounts, plans for profit distribution and annual financial budget of the JV;
(6) Other major issue deemed to need the unanimous approval by the board of directors.

Decision concerning other matters shall be made upon the approval by two thirds of the directors. However, such decision shall only be effective upon the approval of at least one director from Party.

Article 21 The chairman of the board is the legal representative of the JV. Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the vice- chairman or any other director to represent the JV temporarily.

Article 22 The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file. The foreign directors shall be informed of the date, agenda and proposals for the meeting concerning the discussion and decision of any major issue one month in advance by express mail and fax or telegram.



                      Chapter 9 Business Management Office

Article 23 The JV shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, recommended by Party B, a deputy general managers, recommended by Party A. The appointment of the general manager and deputy general managers shall be approved by the board of directors. Their term of office is five years and may be renewed upon expiration.

Article 24 The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily management of the JV. The deputy general managers shall assist the general manager in his work. The general manager shall appoint a chief engineer and a chief accountant, who shall be respectively responsible for the technical and financial affairs of the JV under the leadership of the general manager and the deputy general managers. Several department managers may be appointed by the management office, who shall be responsible for the work in various departments respectively, handle the matters handed over by the general manager and deputy general managers and shall be responsible to them.


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Article  25 In case of graft or serious  dereliction  of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

                           Chapter 10 Labor Management

Article 26 Labor contract and regulations covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties and other matters of the staff and workers of the JV shall be drawn up by the board of directors in accordance with the Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementing Rules.

The labor contracts shall, after being signed, be filed with the local labor management department.

Article 27The appointment of high-ranking administrative personnel, their salaries, social insurance, welfare and the standard of travelling expenses etc. shall be decided by the meeting of the board of directors.



             Chapter 11 Foreign Exchanges, Taxes, Finance and Audit

Article 28 All the matters concerning foreign exchanges of the JV shall be handled in accordance with Regulations of the People's Republic of China on the Management of Foreign Exchanges and regulations or relevant authorities.

Article 29 The JV shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

Article 30 Staff members and workers of the JV shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

Article 31 Allocations for reserve funds, expansion funds of the JV and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures. The annual proportion of allocations shall be decided by the board of directors according to the business situation of the JV.

Article 32 The fiscal year of the JV shall be from January 1 to December 31. All vouchers, receipts, statistic statements and account books shall be written in Chinese.

Article 33 Financial checking and examination of the JV shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager. In case Party B considers it necessary to employ a foreign auditor registered in another country to undertake the annual


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financial  checking and  examination,  Party A shall give its  consent.  All the expenses thereof shall be borne by Party B.

Article 34 In the first three months of each fiscal year, the general manager shall prepare the previous year's balance sheet, profit and loss statement and proposal regarding the distribution of profits, and submit them to the meeting of board of directors for examination and approval.

Article 35 The duration of the JV is 15 years. The establishment date of the JV shall be the date on which the business license of the JV is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the foreign trade authorities of China six months prior to the expiry date of the JV.



       Chapter 12 Disposal of Assets after the Expiration of the Duration

Article 36 Upon the expiration of the duration, or termination before the date of expiration of the JV, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.



                              Chapter 13 Insurance

Article 37 Insurance policies of the JV on various kinds of risks shall be underwritten with an insurer of the People's Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the provisions of the insurer.



        Chapter 14 Amendment, Alteration and Termination of the Contract

Article 38 The amendment of the contract or other appendices shall come into force only after a written agreement has been signed by Party A and Party B and approved by the original examination and approval authority.

Article 39 In case of inability to fulfil the contract as a result of force majeure or to continue operation due to heavy losses in successive years, the duration of the JV and the contract may be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.


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Article 40 Should the JV be unable to  continue  its  operation  or achieve  its business purpose due to the fact that one of the contracting parties fails to fulfil the obligations prescribed by the contract and articles of association,
or  seriously   violates  the   provisions  of  the  contract  and  articles  of
association, that party shall be deemed to have unilaterally terminated the contract. The other party shall have the right to lodge a claim to the defaulting party and terminate the contract in accordance with the provisions of the contract after approval by the original examination and approval authority. In case Party A and Party B of the JV agree to continue the operation, the party who fails to fulfil its obligations shall be liable for the economic losses caused thereby to the JV.



                   Chapter 15 Liability for Breach of Contract

Article 41 Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefor. Should it be the fault of both parties, they shall bear their respective liabilities according to the actual situation.



                            Chapter 16 Force Majeure

Article 42 In case that the  execution  of this  contract  is  affected  or this contract is unable to be executed as stipulated due to force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events whose occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 25 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization at the place where such events occur explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract according to the effects of the events on the performance of the contract.


                           Chapter 17 Applicable Law

Article 43 The formation, validity, interpretation, execution and settlement of disputes in respect of this contract shall be governed by the relevant laws of the People's Republic of China.


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                        Chapter 18 Settlement of Disputes

Article 44 Any dispute arising from the execution of, or in connection with this contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the dispute shall be submitted to China International Economic and Trade Arbitration Commission at Beijing for arbitration in accordance with its rules of procedure. The arbitral award shall be final and binding upon both parties.

Article 45 During the arbitration, the contract shall be observed and enforced by both parties except for the matters in dispute and under arbitration.



                               Chapter 19 Language

Article 46 The contract shall be written in Chinese and in English. Both language versions are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.



           Chapter 20 Effectiveness of the Contract and Miscellaneous

Article 47 The appendices drawn up in accordance with the principles of this contract, including the articles of association of the JV, are integral parts of this contract.

Article 48 Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be their mailing addresses.

Article 49 This contract shall come into force upon the signature of the legal representatives or authorized representatives of both parties, and the approval of Foreign Investment Bureau of Harbin, Heilongjiang Province after it is presented with its appendices.





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Party A: Harbin Yin Long Industry Ltd.,
Legal representative (Authorized representative): Yu Chang

Party B: China Tailong Holdings JV Limtied
Legal representative (authorized representative): Teng Xiao Yong

June 9, 2004












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